EXHIBIT 10.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of this day of October, 2012 by and between MutualBank (hereinafter referred to as the "Bank"), MutualFirst Financial, Inc. (the "Company") and David W. Heeter (the "Employee").

WHEREAS, the Employee is currently serving as Chief Executive Officer of the Bank and President and Chief Executive Officer of the Company; and

WHEREAS, the Board of Directors of the Bank believes it is in the best interests of the Bank to enter into this Agreement with the Employee in order to assure continuity of management of the Bank and to reinforce and encourage the continued attention and dedication of the Employee; and

WHEREAS, the Board of Directors of the Company has approved and authorized the execution of this Agreement for the purpose of the Company making the guarantee set forth in Section 19; and

WHEREAS, the Board of Directors of the Bank has approved and authorized the execution of this Agreement with the Employee to take effect as stated in Section 2 hereof.

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein, it is AGREED as follows:

1.             Definitions.

(a)          The term "Change in Control" means (1) an event of a nature that results in a change in control of the Bank or the Company within the meaning of the Bank Holding Company Act of 1956 and 12 C.F.R. Part 225 as in effect on the date hereof; (2) any person (as the term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Bank or the Company representing 20% or more of the Bank's or the Company's outstanding securities; (3) individuals who are members of the board of directors of the Bank or the Company on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the nominating committee serving under an Incumbent Board, shall be considered a member of the Incumbent Board; (4) a reorganization, merger, consolidation, sale of all or substantially all of the assets of the Bank or the Company or a similar transaction in which the Bank or the Company is not the resulting entity. The term "Change in Control" shall not include an acquisition of securities by an employee benefit plan of the Bank or the Company. In the application of 12 C.F.R. Part 225 to a determination of a Change in Control, determinations to be made by the Board of Governors of the Federal Reserve System under such regulations shall be made by the Board of Directors; or (5) any other event or circumstance which is not covered by the foregoing subsections but which the Board of Directors determines to affect control of the Company or the Bank and with respect to which the Board of Directors adopts a resolution that the event or circumstance constitutes a Change in Control for purposes of the Agreement.

(b)          The term "Commencement Date" means October 1, 2012.

(c)          The term "Date of Termination" means the date upon which the Employee ceases to serve as an employee of the Bank.

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(d)          The term "Involuntary Termination" means termination of the employment of Employee without the Employee's express written consent, and shall include a material diminution of or interference with the Employee's duties, responsibilities and benefits as Chief Executive Officer of the Bank and President and Chief Executive Officer of the Company, including (without limitation) any of the following actions unless consented to in writing by the Employee: (1) a change in the principal workplace of the Employee to a location outside of a 30 mile radius from the Employee’s work location as of the date hereof, (2) a material demotion of the Employee; (3) a material reduction in the number or seniority of other Bank personnel reporting to the Employee or a material reduction in the frequency with which, or in the nature of the matters with respect to which, such personnel are to report to the Employee, other than as part of a Bank-or Company-wide reduction in staff, (4) a reduction in the Employee’s salary or a material adverse change in the Employee's, perquisites, benefits, contingent benefits or vacation, other than as part of an overall program applied uniformly and with equitable effect to all members of the senior management of the Bank or the Company; and (5) a material permanent increase in the required hours of work or the workload of the Employee. The term "Involuntary Termination" does not include Termination for Cause or termination of employment due to retirement, death, disability or suspension or temporary or permanent prohibition from participation in the conduct of the Bank's affairs under Section 8 of the Federal Deposit Insurance Act ("FDIA").

(e)          The terms "Termination for Cause" and "Terminated For Cause" mean termination of the employment of the Employee because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. No act or failure to act by the Employee shall be considered willful unless the Employee acted or failed to act with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Company or the Bank. The Employee shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to the Employee a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors of the Bank at a meeting of the Board called and held for such purpose (after reasonable notice to the Employee and an opportunity for the Employee, together with the Employee's counsel, to be heard before the Board), stating that in the good faith opinion of the Board the Employee has engaged in conduct described in the preceding sentence and specifying the particulars thereof in detail.

(f)          The term “Code” means the Internal Revenue Code of 1986, as amended, or any successor code thereto.

(g)          The term “Section 409A” means Section 409A of the Code and the regulations and guidance of general applicability issued thereunder.

2.            Term. The term of this Agreement shall be a period of three years beginning on the Commencement Date, subject to earlier termination as provided herein. Beginning on the first anniversary of the Commencement Date, and on each anniversary thereafter, the term of this Agreement shall be extended for a period of one year in addition to the then-remaining term, provided that (1) the Bank has not given notice to the Employee in writing at least 90 days prior to such anniversary that the term of this Agreement shall not be extended further; and (2) prior to such anniversary, the Board of Directors of the Bank explicitly reviews and approves the extension. Reference herein to the term of this Agreement shall refer to both such initial term and such extended terms.

3.             Employment. The Employee is employed as Chief Executive Officer of the Bank and President and Chief Executive Officer of the Company as of the Commencement Date. As such, the Employee shall render administrative and management services as are customarily performed by persons situated in similar executive capacities, and shall have such other powers and duties of an officer of the Bank and the Company as the Board of Directors may prescribe from time to time.

4.             Compensation.

(a)          Salary. The Bank agrees to pay the Employee during the term of this Agreement, not less frequently than monthly, the salary established by the Board of Directors, which shall be at least $192,500 annually. The amount of the Employee's salary shall be reviewed by the Board of Directors, beginning not later than the first anniversary of the Commencement Date. Adjustments in salary or other compensation shall not limit or reduce any other obligation of the Bank or of the Company under this Agreement. The Employee's salary in effect from time to time during the term of this Agreement shall not thereafter be reduced.

(b)          Discretionary Bonuses. The Employee shall be entitled to participate in an equitable manner with all other executive officers of the Bank in discretionary bonuses as authorized and declared by the Board of Directors to its executive employees. No other compensation provided for in this Agreement shall be deemed a substitute for the Employee's right to participate in such bonuses when and as declared by the Board of Directors. Any discretionary bonus shall be paid not later than 2½ months after the year in which the Employee obtains a legally binding right to the bonus. If the discretionary bonus cannot be paid by that date, then it shall be paid on the next following April 15, or such other date during the year as permitted under Section 409A.

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(c)          Expenses. The Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Employee in performing services under this Agreement in accordance with the policies and procedures applicable to the executive officers of the Bank, provided that the Employee accounts for such expenses as required under such policies and procedures.

5.             Benefits.

(a)          Participation in Retirement and Employee Benefit Plans. The Employee shall be entitled to participate in all plans relating to pension, thrift, profit-sharing, group life and disability insurance, medical and dental coverage, education, cash bonuses, and other retirement or employee benefits or combinations thereof, in which the Bank's executive officers participate.

(b)          Fringe Benefits. The Employee shall be eligible to participate in, and receive benefits under, any fringe benefit plans which are or may become applicable to the Bank's executive officers, including, without limitation, the Company's Stock Option Plan and any restricted stock plan.

6.             Vacations; Leave. The Employee shall be entitled to annual paid vacation in accordance with the policies established by the Board of Directors for executive employees and to voluntary leave of absence, with or without pay, from time to time at such times and upon such conditions as the Board of Directors may determine in its discretion.

7.             Termination of Employment.

(a)          Involuntary Termination. The Board of Directors may terminate the Employee's employment at any time, but, except in the case of Termination for Cause, termination of employment shall not prejudice the Employee's right to compensation or other benefits under this Agreement. In the event of Involuntary Termination other than in connection with or within twelve (12) months after a Change in Control, (1) the Bank shall pay to the Employee during the remaining term of this Agreement, the Employee's salary at the rate in effect immediately prior to the Date of Termination, payable in such manner and at such times as such salary would have been payable to the Employee under Section 4 if the Employee had continued to be employed by the Bank, and (2) the Bank shall provide to the Employee during the remaining term of this Agreement substantially the same benefits as the Bank maintained for its executive officers immediately prior to the Date of Termination, including Bank-paid dependent medical and dental coverage. No payment shall be made under this Section 7(a) unless the Employee’s termination of employment qualifies as a “Separation from Service” (as that phrase is defined in Section 409A taking into account all rules and presumptions provided for in the Section 409A regulations). If the Employee is a “Specified Employee” (as defined in Section 409A) at the time of his Separation from Service, then payments under this Section 7(a) which are not considered paid on account of an involuntary separation from service (as defined in Treasury Regulation Section 1.409A-1(b)(9)(iii)), and as such constitute deferred compensation under Section 409A, shall not be paid until the 185th day following the Employee’s Separation from Service, or his earlier death (the “Delayed Distribution Date”). Any payments deferred on account of the preceding sentence shall be accumulated without interest and paid with the first payment that is payable in accordance with the preceding sentence and Section 409A. To the extent permitted by Section 409A, amounts payable under this Section 7(a) which are considered deferred compensation shall be treated as payable after amounts which are not considered deferred compensation.

(b)          Termination for Cause. In the event of Termination for Cause, the Bank shall pay the Employee the Employee's salary and benefits through the Date of Termination, and the Bank shall have no further obligation to the Employee under this Agreement.

(c)          Voluntary Termination. The Employee's employment may be voluntarily terminated by the Employee at any time upon 90 days written notice to the Bank or upon such shorter period as may be agreed upon between the Employee and the Board of Directors. In the event of such voluntary termination, the Bank shall be obligated to continue to pay to the Employee the Employee's salary and benefits only through the Date of Termination, at the time such payments are due, and the Bank shall have no further obligation to the Employee under this Agreement.

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(d)          Change in Control. In the event of Involuntary Termination of the Employee within the six months preceding or within 12 months after a Change in Control, the Bank shall, subject to Section 8 of this Agreement and in lieu of the amount set forth in Section 7(a) of this Agreement, (1) pay to the Employee in a lump sum in cash within 25 business days after the Date of Termination an amount equal to 299% of the Employee's "base amount" as defined in Section 280G of the Code; and (2) provide to the Employee during the remaining term of this Agreement substantially the same health benefits as the Bank maintained for its executive officers immediately prior to the Change in Control.

(e)          Death; Disability. In the event of the death of the Employee while employed under this Agreement and prior to any termination of employment, the Employee's estate, or such person as the Employee may have previously designated in writing, shall be entitled to receive from the Bank the salary and benefits of the Employee through the last day of the calendar month in which the Employee died. If the Employee becomes disabled as defined in the Bank's then current disability plan, if any, or if the employee is otherwise unable to serve in his current capacity, this Agreement shall continue in full force and effect, except that the salary paid to the Employee shall be reduced by any disability insurance payments made to Employee on policies of insurance maintained by the Bank at its expense.

(f)          Temporary Suspension or Prohibition. If the Employee is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) or (g)(1) of the FDIA, 12 U.S.C. § 1818(e)(3) and (g)(1), the Bank's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Employee all or part of the compensation withheld while its obligations under this Agreement were suspended and (ii) reinstate in whole or in part any of its obligations which were suspended.

(g)          Permanent Suspension or Prohibition. If the Employee is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) or (g)(I) of the FDIA, 12 U.S.C. § 1818(e)(4) and (g)(1), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

(h)          Default of the Bank. If the Bank is in default (as defined in Section 3(x)(1) of the FDIA), all obligations under this Agreement shall terminate as of the date of default, but this provision shall not affect any vested rights of the contracting parties.

(i)          Termination by Regulators. All obligations of the Bank under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Bank: (1) by the Board of Directors of the Federal Deposit Insurance Corporation (the "FDIC Board") or its designee, at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the FDIA; or (2) by the FDIC Board or its designee, at the time the FDIC Board or its designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the FDIC Board to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by any such action.

8.             Certain Reduction of Payments by the Bank.

(a)          Notwithstanding any other provision of this Agreement, if payments under this Agreement, together with any other payments received or to be received by the Employee in connection with a Change in Control would cause any amount to be nondeductible for federal income tax purposes pursuant to Section 280G of the Code, then benefits under this Agreement shall be reduced (not less than zero) to the extent necessary so as to maximize payments to the Employee without causing any amount to become nondeductible. The Employee shall determine the allocation of such reduction among payments to the Employee.

(b)          Any payments made to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. § 1828(k) and any regulations promulgated thereunder.

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9.             No Mitigation. The Employee shall not be required to mitigate the amount of any salary or other payment or benefit provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation earned by the Employee as the result of employment by another employer, by retirement benefits after the Date of Termination or otherwise.

10.           Attorneys Fees. In the event the Bank exercises its right of Termination for Cause, but it is determined by a court of competent jurisdiction or by an arbitrator pursuant to Section 17 that cause did not exist for such termination, or if in any event it is determined by any such court or arbitrator that the Bank has failed to make timely payment of any amounts owed to the Employee under this Agreement, the Employee shall be entitled to reimbursement for all reasonable costs, including attorneys' fees, incurred in challenging such termination or collecting such amounts. Such reimbursement shall be in addition to all rights to which the Employee is otherwise entitled under this Agreement.

11.           Non-Solicitation. During the three year period next following the Date of Termination, the Employee shall not directly or indirectly solicit, encourage, or induce any depositor or customer of the Company or the Bank or any affiliates of either the Company or the Bank, to leave the Company, the Bank or any affiliate, or directly or indirectly induce or attempt to persuade any then current employee of the Company, the Bank or any affiliate to terminate their employment.

12.           No Assignments.

(a)            This Agreement is personal to each of the parties hereto, and no party may assign or delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party; provided, however, that the Bank shall require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Bank, by an assumption agreement in form and substance satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform it if no such succession or assignment had taken place. Failure of the Bank to obtain such an assumption agreement prior to the effectiveness of any such succession or assignment shall be a breach of this Agreement and shall entitle the Employee to compensation from the Bank in the same amount and on the same terms as the compensation pursuant to Section 7(d) hereof. For purposes of implementing the provisions of this Section 11(a), the date on which any such succession becomes effective shall be deemed the Date of Termination.

(b)          This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amounts would still be payable to the Employee hereunder if the Employee had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee's devisee, legatee or other designee or if there is no such designee, to the Employee's estate.

13.           Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and, shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, to the Bank or Company at its home office, to the attention of the Board of Directors with a copy to the Secretary, or, if to the Employee, to such home or other address as the Employee has most recently provided in writing to the Bank.

14.           Amendments. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

15.           Headings. The headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

16.           Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

17.           Governing Law. This Agreement shall be governed by the laws of the United States to the extent applicable and otherwise by the laws of the State of Indiana.

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18.           Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

19.           Company Guarantee. The Company hereby guarantees the obligations of the Bank to the Employee under the Employment Agreement. This guarantee shall be subject to the provisions of 12 U.S.C. Section 1828(k) and regulations thereunder.

20.           Supersedes Prior Agreements. This Agreement supersedes any and all prior employment agreements entered into by and between the Employee, the Bank or the Company.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

Attest:	MUTUALBANK

Secretary	By:	Patrick C. Botts
	Its:	President

MUTUALFIRST FINANCIAL, INC.

Secretary	By:	Patrick C. Botts
	Its:	Executive Vice President

EMPLOYEE

David W. Heeter

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